Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports Q2/24 Results

•
Total Sales Grew 19% Year-over-Year to a Record $92.1 Million
•
Canadian Cannabis Grew Net Sales 45% and Retail Branded Sales 35% Year-Over-Year to New Records
•
Canadian Cannabis Delivered Another Quarter of Positive Adjusted EBITDA and Operating Cash Flow
•
Canadian Cannabis Only Top-Five Producer to Grow Market Share Sequentially, Further Expanding Number 2 National Rank1
•
Fresh Produce Sales Grew 7% Year-over-Year with Improved Gross Loss for First Half 2024

Vancouver, BC and Orlando, FL, August 8, 2024 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported its financial results for the second quarter ended June 30, 2024. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“We are driving strong momentum in our Canadian Cannabis business by building on our undisputed leadership in dried flower to further close in on the number one market share position nationally1,” commented Michael DeGiglio, President and Chief Executive Officer, Village Farms International. “During the second quarter, we grew retail branded sales by 35%. Notably, we have solidified our number two national market share rank in pre-rolls and further strengthened share in key provinces1. In 12 months, we have improved to number two in British Columbia (from four) and number four in Alberta (from eight) and have maintained our number one position in Ontario and number two position in Quebec1.”

“In our non-branded channel, we continued to take advantage of a favourable wholesale market to further reduce non-brand-spec inventory, which again impacted gross margin but drives cash flow. It was also another solid quarter for export sales as we remain on track to deliver year-over-year growth this year. We expect production to start in just a few months in the Netherlands and we look forward to our first sales in the first quarter of next year.”

“In our fresh produce business, during the quarter we expanded third-party supply to strategically support the long-term growth and health of our produce business. Our cost management and efficiency initiatives drove a year-to-date improvement in gross profit compared to last year, offsetting second quarter margin pressure due to softer than expected market pricing.”

“Looking ahead, our steady execution is driving sustained growth in our Canadian Cannabis business, with gains across our brands, form factors and geographies, as we look to benefit from multiple, near-term growth opportunities internationally. In Fresh Produce, we expect continued yield-focused initiatives, cost improvements and the current recovery in market pricing should generate significantly improved performance in both the third and fourth quarters of this year and position the business well for the future.”

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Second Quarter Financial Highlights

(All comparable periods are for the second quarter of 2023 unless otherwise stated)

Consolidated

•
Consolidated sales increased 19% year-over-year to $92.1 million from $77.2 million;
•
Consolidated net loss was ($23.5 million), or ($0.21) per share, compared with ($1.4 million), or ($0.01) per share;
•
Excluding the ($11.9 million) goodwill and intangible asset impairment related to U.S. Cannabis, adjusted net loss was ($11.6 million);

Exhibit 99.1

•
Consolidated adjusted EBITDA (a non-GAAP measure) was ($3.6 million) from $4.5 million; and,
•
Consolidated cash flow from operations improved to $5.7 million from cash used in operations of $1.6 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Net sales increased 45% to $40.7 million (C$55.8 million) from $28.1 million (C$37.7 million);
•
Retail branded sales increased 38%, international (export) sales increased 11%, non-branded (wholesale) sales increased 190% (in Canadian dollars);
•
Gross margin was 26% compared with 38%; (in Canadian dollars). This quarter’s gross margin was reduced by sales of non-brand-spec inventory in the non-branded channel:
•
Net income increased to $1.4 million (C$1.9 million) from $1.2 million (C$1.7 million);
•
Adjusted EBITDA was $4.8 million (C$6.6 million) compared with $4.8 million (C$6.7 million); and,
•
Cash flow from operations increased 38% to $5.4 million (C$7.2 million) from $3.1 million (C$5.2 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $4.3 million compared with $5.3 million;
•
Gross margin was 61% compared with 67%;
•
Net loss was ($12.3 million) compared with a net income of $0.2 million;
•
Excluding the ($11.9 million) impairment of goodwill and intangible assets, adjusted net loss was ($0.4 million); and,
•
Adjusted EBITDA was ($0.2 million) compared with $0.4 million.

Village Farms Fresh (Produce)

•
Sales increased 7% to $47.1 million from $43.8 million;
•
Net loss was ($8.3 million) compared with a net loss of ($0.7 million);
•
Adjusted EBITDA was ($6.4 million) compared with $1.3 million, with last year’s quarter benefitting from a favourable legal settlement of $5.6 million; and,
•
Year-to-date, gross loss improved to ($854) from ($2,146), benefitting from cost management and efficiency initiatives.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Further expanded its number two national market share position1, further narrowing the gap to the number one position and achieving our highest national market share position to date;
•
Was the only LP among the top five to expand its national market share position sequentially1;
•
Further expanded its number one national market share position in dried flower1;
•
Expanded its number two national market share position in the pre-roll category1;
•
Continued to achieve steady market share gains in British Columbia (moving up two positions to be tied for the number two position) and Alberta, moving up four positions to the number four position, in the last year1;
•
The Supertoast brand was the third fastest growing brand nationally for the first half of 2024 with 20% market share in the milled category nationally, despite being sold in only four provinces2;
•
Village Farms' products held the number one position in the flower category during both the first and second quarters of 20242;
•
Launched Hi-Def Pre-Rolls, a first-of-its-kind pre-roll, featuring pure ground flower optimized for high potency, with THC content between 36 to 44%, with no concentrates, infusions or kief.

1.For the second quarter of 2024. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Exhibit 99.1

2.Based on estimated retail sales from HiFyre, other third parties and provincial boards.

International Cannabis

•
Continued the build-out of the Company’s first indoor cannabis production facility in Drachten, The Netherlands for the Dutch recreational cannabis program, with production on track to begin in the fourth quarter of 2024. The Dutch Program recently completed its start-up phase, expanded the number of municipalities in which regulated cannabis can be sold in “coffee shops” from two to ten.

U.S. Cannabis

•
Completed internalization of gummy production, which will support consistency of supply and gross profit;
•
Balanced Health’s CBDistillery reported study results demonstrating its shhh+ Distilled THC + CBN Deep Sleep Gummies help users to achieve better-quality rest, fall back to sleep during the night and wake up feeling refreshed; and,
•
The Company’s application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure.

VF Fresh (Produce)

•
Continued improvement in our Texas greenhouse operations resulting in a year-over-year decrease in cost per pound due to ongoing labor efficiencies and increased yields;
•
Entered into a strategic agreement to expand third-party supply;
•
Implementing new cultivation technologies, including artificial intelligence, to drive further operational improvements;
•
Amended and extended the credit agreement for the Company’s C$10 million revolving line with a Canadian chartered bank. Amendments include expansion of the Company’s borrowing options to provide additional financial flexibility and the maturity date was extended from May 24, 2024 to May 24, 2027; and,
•
The Company has an ongoing sale process for its Monahans (Permian Basin, Texas) greenhouse facility. It is also evaluating other uses for the site and facility, some of which are outside its historical produce business.

Village Farms Clean Energy

•
In April 2024, the Delta, British Columbia Renewable Natural Gas Project began operations, which commenced the Company’s royalty revenue stream and began contributing incremental profit to the Company.

Corporate

•
Increased ownership of Rose by 10% to hold an 80% interest, with the purchase being immediately accretive to adjusted EBITDA and net income;
•
Appointed finance and operations veteran, Carolyn Hauger, to the Board of Directors; and,
•
Approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended June 30,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of CAD $
Total Net Sales	$55.8	$40.7	$37.7	$28.1	48%
Total Cost of Sales	$41.1	$30.0	$23.3	$17.3	76%
Gross Profit	$14.7	$10.7	$14.4	$10.8	2%
Gross Margin %	26%	26%	38%	38%	-31%
SG&A	$12.0	$8.7	$10.5	$7.8	14%

Exhibit 99.1

Net income (loss)	$1.9	$1.4	$1.7	$1.2	12%
Adjusted EBITDA (1)	$6.6	$4.8	$6.7	$4.8	-1%
Adjusted EBITDA Margin (1)	12%	12%	18%	18%	-33%
Cash Flow from Operations	$7.2	$5.4	$4.7	$3.1	38%

(millions except % metrics)	Six Months Ended June 30,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of CAD $
Total Net Sales	$106.3	$78.2	$71.7	$53.2	48%
Total Cost of Sales	$78.8	$58.0	$45.8	$34.0	72%
Gross Profit	$27.5	$20.2	$25.9	$19.2	6%
Gross Margin %	26%	26%	36%	36%	-28%
SG&A	$22.4	$16.5	$19.8	$14.7	13%
Net income (loss)	$3.0	$2.2	$1.5	$1.1	100%
Adjusted EBITDA (1)	$12.1	$8.9	$12.3	$8.7	-2%
Adjusted EBITDA Margin (1)	11%	11%	17%	17%	-34%
Cash Flow from Operations	$13.3	$9.8	$9.9	$7.6	34%

(1) Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP.

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended June 30,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of CAD $
Retail Branded Sales	$68.9	$50.3	$49.9	$37.2	38%
International Sales	$2.1	$1.5	$1.9	$1.4	11%
Non-Branded Sales	$11.3	$8.3	$3.9	$2.9	190%
Other	$0.6	$0.4	$0.8	$0.6	-25%
Less: Excise Taxes	($27.1)	($19.8)	($18.8)	($14.0)	44%
Net Sales	$55.8	$40.7	$37.7	$28.1	48%

(millions except % metrics)	Six Months Ended June 30,
	2024		2023
	CAD $	USD $	CAD $	USD $	Change of CAD $
Retail Branded Sales	$134.7	$99.1	$96.6	$71.7	39%
International Sales	$4.1	$3.0	$4.1	$3.1	0%
Non-Branded Sales	$20.0	$14.7	$7.1	$5.2	182%
Other	$1.2	$0.9	$1.3	$0.9	-8%
Less: Excise Taxes	($53.7)	($39.5)	($37.4)	($27.7)	44%
Net Sales	$106.3	$78.2	$71.7	$53.2	48%

Presentation of Financial Results

The Company’s financial statements for the three and six months ended June 30, 2024, as well as the comparative periods for 2023, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Exhibit 99.1

Consolidated Financial Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales	$92,182	$77,212	$170,259	$141,868
Cost of sales	(82,934)	(65,713)	(145,498)	(118,069)
Gross profit	9,248	11,499	24,761	23,799
Selling, general and administrative expenses	(19,666)	(16,753)	(36,053)	(34,158)
Interest expense	(905)	(1,411)	(1,822)	(2,544)
Interest income	322	283	528	479
Foreign exchange (loss) gain	(403)	738	(1,281)	669
Other income	45	5,602	149	5,632
Goodwill and intangible asset impairments (1)	(11,939)	—	(11,939)	—
Loss before taxes	(23,298)	(42)	(25,657)	(6,123)
Provision for income taxes	(260)	(1,299)	(580)	(1,933)
Loss including non-controlling interests	(23,558)	(1,341)	(26,237)	(8,056)
Less: net loss (income) attributable to non-controlling interests, net of tax	9	(39)	(164)	40
Net loss attributable to Village Farms International, Inc. shareholders	$(23,549)	$(1,380)	$(26,401)	$(8,016)
Adjusted EBITDA (2)	$(3,559)	$4,475	$32	$4,994
Basic loss per share	$(0.21)	$(0.01)	$(0.24)	$(0.07)
Diluted loss per share	$(0.21)	$(0.01)	$(0.24)	$(0.07)

(1)
Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” below for more information.
(2)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024 and 85% interest in Leli.

We caution that our results of operations for the three and six months ended June 30, 2024, and 2023 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended June 30, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$47,019	$40,745	$4,297	$121	$—	$92,182
Cost of sales	(51,183)	(30,040)	(1,668)	(43)	—	(82,934)
Selling, general and administrative expenses	(3,613)	(8,749)	(2,960)	(17)	(4,327)	(19,666)
Other expense, net	(527)	(270)	—	—	(144)	(941)
Goodwill and intangible asset impairments (1)	—	—	(11,939)	—	—	(11,939)
Operating (loss) income	(8,304)	1,686	(12,270)	61	(4,471)	(23,298)
Recovery of (provision for) income taxes	4	(259)	—	—	(5)	(260)
(Loss) income from consolidated entities	(8,300)	1,427	(12,270)	61	(4,476)	(23,558)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(43)	—	—	52	9
Net (loss) income	$(8,300)	$1,384	$(12,270)	$61	$(4,424)	$(23,549)
Adjusted EBITDA (2)	$(6,350)	$4,818	$(240)	$61	$(1,848)	$(3,559)
Basic (loss) income per share	$(0.07)	$0.01	$(0.11)	$0.00	$(0.04)	$(0.21)
Diluted (loss) income per share	$(0.07)	$0.01	$(0.11)	$0.00	$(0.04)	$(0.21)

Exhibit 99.1

	For The Three Months Ended June 30, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$43,846	$28,065	$5,301	$—	$—	$77,212
Cost of sales	(46,607)	(17,349)	(1,743)	(14)	—	(65,713)
Selling, general and administrative expenses	(2,854)	(7,827)	(3,386)	(1)	(2,685)	(16,753)
Other income (expense), net	5,135	(806)	—	(19)	902	5,212
Operating (loss) income	(480)	2,083	172	(34)	(1,783)	(42)
Provision for income taxes	(218)	(818)	—	—	(263)	(1,299)
(Loss) income from consolidated entities	(698)	1,265	172	(34)	(2,046)	(1,341)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(91)	—	—	52	(39)
Net (loss) income	$(698)	$1,174	$172	$(34)	$(1,994)	$(1,380)
Adjusted EBITDA (2)	$1,330	$4,778	$354	$(35)	$(1,952)	$4,475
Basic (loss) income per share	$(0.01)	$0.01	$0.00	$(0.00)	$(0.02)	$(0.01)
Diluted (loss) income per share	$(0.01)	$0.01	$0.00	$(0.00)	$(0.02)	$(0.01)

	For The Six Months Ended June 30, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$83,113	$78,191	$8,834	$121	$—	$170,259
Cost of sales	(83,967)	(57,978)	(3,510)	(43)	—	(145,498)
Selling, general and administrative expenses	(6,306)	(16,453)	(6,366)	(37)	(6,891)	(36,053)
Other expense, net	(1,030)	(671)	—	—	(725)	(2,426)
Goodwill and intangible asset impairments (1)	—	—	(11,939)	—	—	(11,939)
Operating (loss) income	(8,190)	3,089	(12,981)	41	(7,616)	(25,657)
Recovery of (provision for) income taxes	4	(588)	—	—	4	(580)
(Loss) income from consolidated entities	(8,186)	2,501	(12,981)	41	(7,612)	(26,237)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(270)	—	—	106	(164)
Net (loss) income	$(8,186)	$2,231	$(12,981)	$41	$(7,506)	$(26,401)
Adjusted EBITDA (2)	$(4,322)	$8,891	$(855)	$41	$(3,723)	$32
Basic (loss) income per share	$(0.07)	$0.02	$(0.12)	$0.00	$(0.07)	$(0.24)
Diluted (loss) income per share	$(0.07)	$0.02	$(0.12)	$0.00	$(0.07)	$(0.24)

	For The Six Months Ended June 30, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$78,413	$53,177	$10,278	$—	$—	$141,868
Cost of sales	(80,559)	(34,007)	(3,482)	(21)	—	(118,069)
Selling, general and administrative expenses	(5,770)	(14,675)	(7,003)	(30)	(6,680)	(34,158)
Other income (expense) net	4,591	(1,410)	3	(19)	1,071	4,236
Operating (loss) income	(3,325)	3,085	(204)	(70)	(5,609)	(6,123)
Recovery of (provision for) income taxes	8	(1,956)	—	—	15	(1,933)
(Loss) income from consolidated entities	(3,317)	1,129	(204)	(70)	(5,594)	(8,056)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(60)	—	—	100	40
Net (loss) income	$(3,317)	$1,069	$(204)	$(70)	$(5,494)	$(8,016)
Adjusted EBITDA (2)	$335	$8,688	$203	$(71)	$(4,161)	$4,994
Basic (loss) income per share	$(0.03)	$0.01	$(0.00)	$(0.00)	$(0.05)	$(0.07)
Diluted (loss) income per share	$(0.03)	$0.01	$(0.00)	$(0.00)	$(0.05)	$(0.07)
(1)
Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” below for more information.
(2)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024 and 85% interest in Leli.

A detailed discussion of our consolidated and segment results can be found in the 10Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

Exhibit 99.1

	For The Three Months Ended June 30, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(8,300)	$1,384	$(12,270)	$61	$(4,424)	$(23,549)
Add:
Amortization	1,347	2,545	50	—	46	3,988
Foreign currency exchange gain	29	(12)	—	—	329	346
Interest expense, net	578	216	—	—	(183)	611
(Recovery of) provision for income taxes	(4)	259	—	—	5	260
Provision for income taxes attributable to non-controlling interest	—	(51)	—	—	—	(51)
Share-based compensation	—	18	41	—	2,113	2,172
Interest expense for JV's	—	(23)	—	—	—	(23)
Amortization for JVs	—	432	—	—	266	698
Foreign currency exchange gain for JVs	—	2	—	—	—	2
Share-based compensation for JV's	—	19	—	—	—	19
Other expense, net for JV's	—	29	—	—	—	29
Goodwill and intangible asset impairments (1)	—	—	11,939	—	—	11,939
Adjusted EBITDA (2)	$(6,350)	$4,818	$(240)	$61	$(1,848)	$(3,559)

	For The Three Months Ended June 30, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net loss	$(698)	$1,174	$172	$(34)	$(1,994)	$(1,380)
Add:
Amortization	1,302	1,494	87	—	63	2,946
Foreign currency exchange gain	(80)	(22)	—	(1)	(663)	(766)
Interest expense (income), net	588	728	—	—	(237)	1,079
Provision for income taxes	218	818	—	—	263	1,299
Share-based compensation	—	119	95	—	385	599
Interest expense for JV's	—	34	—	—	—	34
Amortization for JV's	—	367	—	—	231	598
Foreign currency exchange loss for JV's	—	1	—	—	—	1
Share-based compensation for JV's	—	40	—	—	—	40
Other expenses for JV's	—	(9)	—	—	—	(9)
Deferred financing fees	—	34	—	—	—	34
Adjusted EBITDA (2)	$1,330	$4,778	$354	$(35)	$(1,952)	$4,475

For The Six Months Ended June 30, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(8,186)	$2,231	$(12,981)	$41	$(7,506)	$(26,401)
Add:
Amortization	2,681	4,816	104	—	106	7,707
Foreign currency exchange gain	38	15	—	—	1,064	1,117
Interest expense, net	1,149	522	—	—	(337)	1,334
(Recovery of) provision for income taxes	(4)	588	—	—	(4)	580
Provision for income taxes attributable to non-controlling interest	—	(150)	—	—	—	(150)
Share-based compensation	—	40	83	—	2,421	2,544
Interest expense for JV's	—	(31)	—	—	—	(31)
Amortization for JVs	—	799	—	—	533	1,332
Foreign currency exchange gain for JVs	—	5	—	—	—	5
Share-based compensation for JV's	—	42	—	—	—	42
Other expense, net for JV's	—	4	—	—	—	4
Deferred financing fees	—	10	—	—	—	10
Goodwill and intangible asset impairments (1)	—	—	11,939	—	—	11,939
Adjusted EBITDA (2)	$(4,322)	$8,891	$(855)	$41	$(3,723)	$32

Exhibit 99.1

	For The Six Months Ended June 30, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(3,317)	$1,069	$(204)	$(70)	$(5,494)	$(8,016)
Add:
Amortization	2,556	3,284	226	—	124	6,190
Foreign currency exchange (gain) loss	(27)	(35)	19	(1)	(689)	(733)
Interest expense (income), net	1,131	1,289	(24)	—	(380)	2,016
(Recovery of) provision for income taxes	(8)	1,956	—	—	(15)	1,933
Share-based compensation	—	263	185	—	1,834	2,282
Interest expense for JV's	—	34	—	—	—	34
Amortization for JV's	—	699	—	—	459	1,158
Foreign currency exchange loss for JV's	—	2	—	—	—	2
Share-based compensation for JV's	—	74	—	—	—	74
Other expenses for JV's	—	(15)	—	—	—	(15)
Deferred financing fees	—	68	—	—	—	68
Other expense, net	—	—	1	—	—	1
Adjusted EBITDA (2)	$335	$8,688	$203	$(71)	$(4,161)	$4,994

(1)
Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” below for more information.
(2)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and MD&A for the three and six months ended June 30, 2024 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Conference Call

Village Farms’ management team will host a conference call to discuss its second quarter financial results today, Thursday, August 8, 2024, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Second Quarter 2024 Conference Call Webcast or on the company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Second Quarter 2024 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America, the Netherlands and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 80% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in

Exhibit 99.1

the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the limited operational history of the Delta RNG Project in our energy segment; the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

Exhibit 99.1

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations LodeRock Advisors (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$ 29,657	$ 30,291
Restricted cash	—	5,000
Trade receivables	39,875	30,561
Inventories	59,029	78,472
Income tax receivable	8	—
Other receivables	1,087	294
Prepaid expenses and deposits	4,678	7,150
Total current assets	134,334	151,768
Non-current assets
Property, plant and equipment	198,433	205,613
Investments	2,656	2,656
Goodwill	44,460	55,918
Intangibles	27,869	32,275
Deferred tax asset	4,201	4,201
Right-of-use assets	11,352	12,596
Other assets	2,049	1,962
Total assets	$ 425,354	$ 466,989
LIABILITIES
Current liabilities
Line of credit	$ 4,000	$ 4,000
Trade payables	20,117	21,753
Current maturities of long-term debt	8,683	9,133
Accrued sales taxes	15,785	15,941
Accrued loyalty program	1,623	1,773
Accrued liabilities	13,299	15,076
Lease liabilities - current	2,354	2,112
Income tax payable	—	28
Other current liabilities	2,337	2,340
Total current liabilities	68,198	72,156
Non-current liabilities
Long-term debt	35,736	38,925
Deferred tax liability	23,582	23,730
Lease liabilities - non-current	9,712	11,335
Other liabilities	2,087	1,902
Total liabilities	139,315	148,048
MEZZANINE EQUITY
Redeemable non-controlling interest	10,358	15,667
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 111,727,953 shares issued and outstanding at June 30, 2024 and 110,248,929 shares issued and outstanding at December 31, 2023.	386,719	386,719
Additional paid in capital	30,405	25,611
Accumulated other comprehensive loss	(9,394)	(3,540)
Retained earnings	(132,566)	(106,165)
Total Village Farms International, Inc. shareholders’ equity	275,164	302,625
Non-controlling interest	517	649

Total shareholders’ equity	275,681	303,274
Total liabilities, mezzanine equity and shareholders’ equity	$ 425,354	$ 466,989

Village Farms International, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales	$ 92,182	$ 77,212	$ 170,259	$ 141,868
Cost of sales	(82,934)	(65,713)	(145,498)	(118,069)
Gross profit	9,248	11,499	24,761	23,799
Selling, general and administrative expenses	(19,666)	(16,753)	(36,053)	(34,158)
Interest expense	(905)	(1,411)	(1,822)	(2,544)
Interest income	322	283	528	479
Foreign exchange (loss) gain	(403)	738	(1,281)	669
Other income	45	5,602	149	5,632
Goodwill and intangible asset impairments	(11,939)	—	(11,939)	—
Loss before taxes	(23,298)	(42)	(25,657)	(6,123)
Provision for income taxes	(260)	(1,299)	(580)	(1,933)
Loss including non-controlling interests	(23,558)	(1,341)	(26,237)	(8,056)
Less: net loss (income) attributable to non-controlling interests, net of tax	9	(39)	(164)	40
Net loss attributable to Village Farms International, Inc. shareholders	$ (23,549)	$ (1,380)	$ (26,401)	$ (8,016)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$ (0.21)	$ (0.01)	$ (0.24)	$ (0.07)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$ (0.21)	$ (0.01)	$ (0.24)	$ (0.07)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	110,960	110,239	110,604	107,185
Diluted	110,960	110,239	110,604	107,185
Loss including non-controlling interests	$ (23,558)	$ (1,341)	$ (26,237)	$ (8,056)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(2,001)	4,225	(6,252)	5,087
Comprehensive (loss) gain including non-controlling interests	(25,559)	2,884	(32,489)	(2,969)
Comprehensive loss (income) attributable to non-controlling interests	117	(361)	232	(403)
Comprehensive (loss) gain attributable to Village Farms International, Inc. shareholders	$ (25,442)	$ 2,523	$ (32,257)	$ (3,372)

Village Farms International, Inc.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows provided by (used in) operating activities:
Net loss attributable to Village Farms International, Inc. shareholders	$ (26,401)	$ (8,016)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	9,398	7,729
Amortization of deferred charges	10	68
Net gain (loss) attributable to non-controlling interest	164	(40)
Interest expense	1,822	2,544
Interest paid on long-term debt	(2,172)	(2,637)
Unrealized foreign exchange loss	172	27
Goodwill and intangible asset impairments	11,939	—
Non-cash lease expense	1,208	907
Share-based compensation	2,601	2,388
Deferred income taxes	589	(392)
Changes in non-cash working capital items	6,322	(7,825)
Net cash provided by (used in) operating activities	5,652	(5,247)
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(4,879)	(2,548)
Purchases of intangibles	(80)	—
Acquisitions, net	(3,016)	—
Repayment of note receivable	—	835
Net cash used in investing activities	(7,975)	(1,713)
Cash flows (used in) provided by financing activities:
Repayments on borrowings	(2,870)	(6,406)
Proceeds from issuance of common stock and warrants	—	24,772
Issuance costs	—	(1,437)
Proceeds from exercise of stock options	—	83
Net cash (used in) provided by financing activities	(2,870)	17,012
Effect of exchange rate changes on cash and cash equivalents	(441)	(69)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,634)	9,983
Cash, cash equivalents and restricted cash, beginning of period	35,291	21,676
Cash, cash equivalents and restricted cash, end of period	$ 29,657	$ 31,659